Exhibit 99.1

EXL REPORTS 2022 SECOND QUARTER RESULTS

2022 Second Quarter Revenues of $346.8 Million, up 26.1% year-over-year

Q2 Diluted Earnings Per Share (GAAP) of $1.06, up from $0.81 in Q2 of 2021

Q2 Adjusted Diluted Earnings Per Share (Non-GAAP) (1) of $1.50, up from $1.14 in Q2 of 2021

New York, NY – July 28, 2022 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended June 30, 2022.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong second quarter with revenue of $346.8 million, a 26.1% increase from the second quarter of 2021. Analytics continued to lead our growth with a 44.8% revenue increase from the second quarter of 2021. Adjusted diluted earnings per share for the quarter was $1.50, a 31.6% increase year-over-year. Our focus on data-led solutions that leverage domain expertise, AI and digital capabilities is resonating with clients and driving significant growth. Our value proposition to help our clients improve their growth and profitability remains relevant throughout the economic cycle. The market for our services remains strong as we look to the second half of 2022.”

Maurizio Nicolelli, Chief Financial Officer, said, “Our strong second quarter top-line growth and healthy margins drove our performance which exceeded guidance. As a result, we are increasing our revenue guidance for 2022 to be in the range of $1.35 billion to $1.37 billion, from $1.315 billion to $1.335 billion. This represents a 20% to 22% increase year-over-year on a reported basis and 17% to 19% increase year-over-year on an organic constant currency basis. We are also increasing our adjusted diluted earnings per share guidance for 2022 to $5.60 to $5.80, from $5.40 to $5.65, representing a 16% to 20% increase over the prior year.”

__________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures”. These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Second Quarter 2022

•Revenues for the quarter ended June 30, 2022 increased to $346.8 million compared to $275.1 million for the second quarter of 2021, an increase of 26.1% on a reported basis and 27.6% on a constant currency basis from the second quarter of 2021. Revenues increased by 5.3% sequentially on a reported basis and 6.0% on a constant currency basis, from the first quarter of 2022.

	Revenues			Gross Margin
	Three months ended			Three months ended
	June 30, 2022	June 30, 2021	March 31, 2022	June 30, 2022	June 30, 2021	March 31, 2022
Reportable Segments
	(dollars in millions)
Insurance	$108.5	$94.7	$103.3	34.9%	37.3%	37.0%
Healthcare	23.1	28.3	26.2	23.2%	37.4%	32.5%
Emerging Business	53.9	40.7	50.7	42.1%	45.1%	42.4%
Analytics	161.3	111.4	149.0	37.0%	36.0%	35.9%
Total Revenues, net	$346.8	$275.1	$329.2	36.2%	37.9%	37.0%

•Operating income margin for the quarter ended June 30, 2022 was 13.6%, compared to 13.0% for the second quarter of 2021 and 13.4% for the first quarter of 2022. Adjusted operating income margin for the quarter ended June 30, 2022 was 18.7% compared to 17.9% for the second quarter of 2021 and 18.2% for the first quarter of 2022.

•Diluted earnings per share for the quarter ended June 30, 2022 was $1.06 compared to $0.81 for the second quarter of 2021 and $1.07 for the first quarter of 2022. Adjusted diluted earnings per share for the quarter ended June 30, 2022 was $1.50 compared to $1.14 for the second quarter of 2021 and $1.42 for the first quarter of 2022.

Business Highlights: Second Quarter 2022
•Won 10 new clients in the second quarter of 2022, with seven in our digital operations and solutions business and three in analytics.
•Launched a risk decisioning-as-a-service solution along with Corridor Platforms and Oliver Wyman for mid-tier banks and credit unions to deliver instant credit decisions necessary to support digital lending initiatives.
•EXL recognized as a Major Performer in the IDC MarketScape: Worldwide Intelligent Automation Services 2022 Vendor Assessment.
•EXL recognized as a Leader in the 2022 Gartner® Magic Quadrant™ for Finance and Accounting Business Process Outsourcing(2).

2022 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 79.0, British Pound to U.S. Dollar exchange rate of 1.25, U.S. Dollar to the Philippine Peso exchange rate of 54.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2022:

•Revenue of $1.35 billion to $1.37 billion, representing an increase of 20% to 22% on a reported basis, and 17% to 19% on an organic constant currency basis from 2021.

•Adjusted diluted earnings per share of $5.60 to $5.80, representing an increase of 16% to 20% from 2021.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, July 28, 2022 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

(2) Gartner, “Magic Quadrant for Finance and Accounting Business Process Outsourcing”, Sanjay Champaneri, Ashwani Gupta, June 27, 2022.
Gartner Disclaimer
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
GARTNER and MAGIC QUADRANT are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 40,600 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of COVID-19 pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenues, net	$346,782	$275,064	$675,990	$536,479
Cost of revenues(1)	221,207	170,701	428,723	329,522
Gross profit(1)	125,575	104,363	247,267	206,957
Operating expenses:
General and administrative expenses	40,434	36,499	80,379	67,202
Selling and marketing expenses	23,985	19,724	48,155	37,959
Depreciation and amortization expense	14,075	12,310	27,677	24,411
Total operating expenses	78,494	68,533	156,211	129,572
Income from operations	47,081	35,830	91,056	77,385
Foreign exchange gain, net	1,423	1,353	3,179	1,787
Interest expense	(1,502)	(2,520)	(2,378)	(4,994)
Other income/(loss), net	(174)	2,215	2,237	3,625
Income before income tax expense and earnings from equity affiliates	46,828	36,878	94,094	77,803
Income tax expense	11,125	8,865	22,327	17,823
Income before earnings from equity affiliates	35,703	28,013	71,767	59,980
Gain/(loss) from equity-method investment	143	8	257	(28)
Net income attributable to ExlService Holdings, Inc. stockholders	$35,846	$28,021	$72,024	$59,952
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.07	$0.83	$2.15	$1.78
Diluted	$1.06	$0.81	$2.13	$1.75
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,403,411	33,571,074	33,422,618	33,652,146
Diluted	33,830,539	34,389,768	33,862,597	34,353,593
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	June 30, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$106,304	$135,337
Short-term investments	158,941	178,538
Restricted cash	6,840	6,174
Accounts receivable, net	237,453	194,232
Prepaid expenses	15,621	14,655
Advance income tax, net	12,712	15,199
Other current assets	23,143	34,009
Total current assets	561,014	578,144
Property and equipment, net	82,649	86,008
Operating lease right-of-use assets	67,962	76,692
Restricted cash	2,056	2,299
Deferred tax assets, net	40,924	21,404
Intangible assets, net	73,298	81,082
Goodwill	406,575	403,902
Other assets	53,195	30,369
Investment in equity affiliate	3,261	3,004
Total assets	$1,290,934	$1,282,904
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,377	$5,647
Current portion of long-term borrowings	35,000	260,016
Deferred revenue	22,013	20,000
Accrued employee costs	75,698	114,285
Accrued expenses and other current liabilities	89,030	76,350
Current portion of operating lease liabilities	18,548	18,487
Income taxes payable, net	21,348	901
Total current liabilities	266,014	495,686
Long-term borrowings, less current portion	250,000	—
Operating lease liabilities, less current portion	59,224	68,506
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	841	965
Other non-current liabilities	27,412	22,801
Total liabilities	605,281	589,748
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,795,161 shares issued and 33,124,035 shares outstanding as of June 30, 2022 and 39,508,340 shares issued and 33,291,482 shares outstanding as of December 31, 2021	40	40
Additional paid-in capital	420,306	395,742
Retained earnings	828,161	756,137
Accumulated other comprehensive loss	(133,374)	(89,474)
Total including shares held in treasury	1,115,133	1,062,445
Less: 6,671,126 shares as of June 30, 2022 and 6,216,858 shares as of December 31, 2021, held in treasury, at cost	(429,480)	(369,289)
Stockholders’ equity	685,653	693,156
Total equity	685,653	693,156
Total liabilities and stockholders’ equity	$1,290,934	$1,282,904

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation settlement, non-cash interest expense on convertible senior notes, impairment charges on acquired long-lived and intangible assets including goodwill, gains or losses on settlement of convertible senior notes, restructuring charges, effects of termination of leases, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 73.67 during the quarter ended June 30, 2021 to 77.68 during the quarter ended June 30, 2022, representing an appreciation of 5.4%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 48.20 during the quarter ended

June 30, 2021 to 53.18 during the quarter ended June 30, 2022, representing an appreciation of 10.3%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.40 during the quarter ended June 30, 2021 to 1.24 during the quarter ended June 30, 2022, representing an appreciation of 11.2%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2022 and June 30, 2021, and the three months ended March 31, 2022:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2022	2021	2022
Net Income (GAAP)	$35,846	$28,021	$36,178
add: Income tax expense	11,125	8,865	11,202
add/(subtract): Foreign exchange gain/(loss), interest expense, effects of equity-method investment and other income/(loss), net	110	(1,056)	(3,405)
Income from operations (GAAP)	$47,081	$35,830	$43,975
add: Stock-based compensation expense	13,340	10,070	11,224
add: Amortization of acquisition-related intangibles	4,146	3,397	4,486
add: Other expenses (a)	217	—	134
Adjusted operating income (Non-GAAP)	$64,784	$49,297	$59,819
Adjusted operating income margin as a % of Revenues (Non-GAAP)	18.7%	17.9%	18.2%
add: Depreciation on long-lived assets	9,929	8,913	9,116
Adjusted EBITDA (Non-GAAP)	$74,713	$58,210	$68,935
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.5%	21.2%	20.9%

(a) To exclude certain expenses related to defined social security contribution in India for historical periods of $217 recorded during the three months ended June 30, 2022 and acquisition-related expenses of $134 during the three months ended March 31, 2022.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2022	2021	2022
Net income (GAAP)	$35,846	$28,021	$36,178
add: Stock-based compensation expense	13,340	10,070	11,224
add: Amortization of acquisition-related intangibles	4,146	3,397	4,486
add: Non-cash interest expense related to convertible senior notes	—	691	—
add: Effects of changes in fair value of contingent consideration (a)	1,000	—	—
add: Other expenses (b)	580	—	134
subtract: Tax impact on stock-based compensation expense (c)	(3,216)	(2,074)	(2,806)
subtract: Tax impact on amortization of acquisition-related intangibles	(971)	(766)	(1,052)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	—	(165)	—
subtract: Tax impact on other expenses	(92)	—	—
Adjusted net income (Non-GAAP)	$50,633	$39,174	$48,164
Adjusted diluted earnings per share (Non-GAAP)	$1.50	$1.14	$1.42

(a) To exclude the effects of changes in the fair valuation of contingent consideration for the acquisition of Clairvoyant during the three months ended June 30, 2022.
(b) To exclude certain expenses related to defined social security contribution in India for historical periods of $580 recorded during the three months ended June 30, 2022 and acquisition-related expenses of $134 during the three months ended March 31, 2022.
(c) Tax impact includes $14 and $97 during the three months ended June 30, 2022 and 2021 respectively, and $3,610 during the three months ended March 31, 2022, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Investor Relations
Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com

Media - US
John Roderick
J. Roderick Public Relations
631-584-2200
exl@jroderick.com

Media - Europe, India and APAC
Shailendra Singh
Vice President Corporate Communications
+91-98104-76075
shailendra.singh@exlservice.com